Exhibit (5)(a)
GraydonHead
  Legal Counsel     Since 1871
Richard G. Schmalzl
Partner
Direct Dial: (513) 629-2828
E-mail: rschmalzl@graydon.com
May 14, 2010
Streamline Health Solutions, Inc.
10200 Alliance Road
Suite 200
Cincinnati, Ohio 45242
Ladies and Gentlemen:
          We have acted as counsel to Streamline Health Solutions, Inc., a Delaware corporation (the “Corporation”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) in connection with the registration of an indeterminate amount of:
          (i) shares of common stock, without par value (the “Common Stock”);
          (ii) shares of preferred stock, without par value (the “Preferred Stock”);
          (iii) warrants to purchase Preferred Stock or Common Stock (the “Warrants”) of the Corporation; and
          (iv) units (the “Units” and, collectively with the Preferred Stock, Common Stock and Warrants, the “Securities”) of the Corporation.
          As counsel for the Corporation, we have examined such corporate records, certificates, documents and matters of law as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to statements of the officers of the Corporation and certificates of public officials, we have assumed the same to have been properly given and accurate.
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          We have also assumed that the execution and delivery of, and the performance of all obligations under, the applicable warrant agreement and unit agreement will have been duly authorized by all requisite action by each party thereto (other than the Corporation), and that such documents will be the valid and binding agreements for each party thereto (other than the Corporation) enforceable against each party thereto (other than the Corporation) in accordance with their respective terms.
          Based upon such examination and the assumptions set forth herein, we are of the opinion that:
1.       The Common Stock has been duly authorized and, when (i) the Registration Statement has become effective under the Act, (ii) the terms of the sale of the Common Stock have been duly established in conformity with the Corporation’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (iii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, then the Common Stock will be validly issued, fully paid and nonassessable.
2.       The Preferred Stock has been duly authorized and, when (i) the Registration Statement has become effective under the Act, (ii) a certificate of designation to the Corporation’s certificate of incorporation has been duly filed with the Secretary of State of the State of Ohio, (iii) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Corporation’s certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (iv) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, then the Preferred Stock will be validly issued, fully paid and nonassessable.
3.       With respect to the Warrants, when (i) the Registration Statement has become effective under the Act, (ii) the warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, then the Warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
5.       With respect to the Units, when (i) the Registration Statement has become effective under the Act, (ii) the unit agreement relating to the Units has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the corporation, and (iv) the Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated in the Registration Statement, then the Units will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Ohio, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter of the agreements and documents referred to herein, including without limitation the enforceability of the governing law provisions contained in such agreements and documents. We understand that prior to offering for sale any securities pursuant to the Registration Statement you will advise us in writing of the terms of such offering and of such securities, will afford us the opportunity to review the operative documents pursuant to which the securities are to be offered, sold and issued, and we may deliver such supplement or amendment to this opinion as we may consider reasonably necessary or appropriate by reason of the terms of such offering or securities, including without limitation reliance upon other counsel admitted in such jurisdictions as may be relevant to our opinion.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading “Validity of Securities” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, GRAYDON HEAD & RITCHEY LLP
/s/ RICHARD G. SCHMALZL
Richard G. Schmalzl, Partner